EX-77.(C)

Matters submitted to a Vote of Security Holders

At a July 27, 2006, Special Meeting of Shareholders for ING Global Technology Portfolio (formerly, ING Goldman Sachs Tollkeeper Portfolio, a Series of ING Investors Trust, shareholders were asked to:

      1. To approve a new sub-advisory agreement for ING Goldman Sachs Tollkeeper Portfolio (the "Portfolio") between Directed Services, Inc. ("DSI"), the Portfolio's investment adviser, and ING Investment Management Co. ("ING IM") under which ING IM would serve as sub-adviser to the Portfolio, with no change in the investment adviser.

                                                             Shares voted
                                        Shares voted          against or          Shares           Total Shares
                         Proposal           for                withheld          abstained             Voted
                         --------           ---                --------          ---------             -----
ING Global
Technology Portfolio        1          10,111,226.688        160,640.929        454,661.821        10,726,529.438

At a December 14, 2006, Special Meeting of Shareholders for ING Eagle Asset Capital Appreciation Portfolio:

      1. To approve an Agreement and Plan of Reorganization by and among ING Eagle Asset Capital Appreciation Portfolio and ING Neuberger Berman Partners Portfolio, providing for the reorganization of ING Eagle Asset Capital Appreciation Portfolio with and into ING Neuberger Berman Partners Portfolio.

                                                             Shares voted
                                        Shares voted          against or          Shares           Total Shares
                         Proposal           for                withheld          abstained             Voted
                         --------           ---                --------          ---------             -----
ING Eagle Asset
Capital Appreciation
Portfolio                   1           8,790,973.578        276,958.764        602,322.011         9,670,254.353